Exhibit 23.2

First Financial Bank Building 400 Pine Street, Ste. 600, Abilene, TX 79601 325.672.4000 / 800.588.2525 / f: 325.672.7049 www.dkcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2015 with respect to the consolidated financial statements of Eagle Bancorp Montana, Inc. included in its Transition Report on Form 10-K for the six-month transition period ended December 31, 2014, filed with the Securities and Exchange Commission.

Certified Public Accountants

Abilene, Texas
May 22, 2015